Exhibit 99.1

Aon plc Commences Exchange Offer for Aon Corporation’s Outstanding Junior Subordinated Debentures dues 2027 from Eligible Holders

LONDON, 13 November 2012 (BUSINESS WIRE) — Aon plc (the “Company”) (NYSE: AON — News) announced today the commencement of a private offer to exchange Aon Corporation’s outstanding debentures as set forth in the table below (the “Old Notes”) for the Company’s new Senior Notes due December 12, 2042 (Guaranteed by Aon Corporation)  (the “New Notes”) and cash (the “Exchange Offer”).

The Exchange Offer is being conducted by the Company upon the terms and subject to the conditions set forth in a confidential offering memorandum, dated November 13, 2012, and related letter of transmittal. The Exchange Offer is only extended, and copies of the offering documents will only be made available, to a holder of Old Notes that has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”) or (2) (A) a person who is not a “U.S. person” as defined in Regulation S under the Securities Act and (B) if resident and/or located in any Member State of the European Economic Area which has implemented provisions of the Directive 2003/71/EC (as amended, including pursuant to Directive 2010/73/EU, the “Prospectus Directive”), a qualified investor as defined in Article 2.1(e) of the Prospectus Directive (each, an “Eligible Holder”).

The following table sets forth the Old Notes that are subject to the Exchange Offers:

CUSIP Number	Title of Security	Principal Amount Outstanding	Exchange Offer Cap
037389AK9	Aon Corporation’s 8.205% Junior Subordinated Deferrable Interest Debentures due January 2027 (Guaranteed by Aon plc)	$686,995,000	$300,000,000

Upon the terms and subject to the conditions of the Exchange Offer, the Company will make an offer to Eligible Holders to exchange up to $300,000,000 principal amount (the “Exchange Offer Cap”) of Aon Corporation’s 8.205% Junior Subordinated Deferrable Interest Debentures due January 2027 (Guaranteed by the Company) for New Notes and cash.

If an aggregate principal amount of the Old Notes is validly tendered and not validly withdrawn in excess of the Exchange Offer Cap, the Company will accept for exchange only an aggregate principal amount of the Old Notes not to exceed the Exchange Offer Cap on a pro rata basis, as described in the confidential offering memorandum.

The Exchange Offer is subject to certain conditions, including the requirement that a minimum of $250 million aggregate principal amount of New Notes be issued in exchange for Old Notes validly tendered and not validly withdrawn.

Eligible Holders who validly tender and who do not validly withdraw their Old Notes prior to 5:00 p.m., New York City time, on November 27, 2012, subject to any extension by the Company, will receive an early exchange premium equal to $50 per $1,000 principal amount of Old Notes.

The Exchange Offer will expire at 12:00 midnight, New York City time, at the end of December 11, 2012, unless extended or earlier terminated by the Company. Tenders of Old Notes in the Exchange Offer may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on November 27, 2012, subject to extension by the Company, but not thereafter, except in certain limited circumstances where additional withdrawal rights are required by law.

The New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The Company will enter into a registration rights agreement with respect to the New Notes.

Documents relating to the Exchange Offer will only be distributed to holders of the Old Notes that, prior to 5:00 p.m. New York City time on December 10, 2012, complete and return a letter of eligibility confirming that they are Eligible Holders. Holders of the Old Notes that desire a copy of the eligibility letter may contact D.F. King & Co., Inc., the information agent for the Exchange Offer, by calling toll-free (800) 967-4612 or at (212) 269-5550 (banks and brokerage firms) or visit the website for this purpose at http://www.dfking.com/aon.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offer is being made solely by the confidential offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Contacts:

Investors:

Scott Malchow
Vice President, Investor Relations

+44 207-086-0100

Media:

David Prosperi
Vice President, Global Public Relations

(312) 381-2485

This communication contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors.  Potential factors that could impact results include:  general economic conditions in different countries in which Aon does business around the world, including conditions in the European Union relating to sovereign debt and the continued viability of the Euro; changes in the competitive environment; changes in global equity and fixed income markets that could affect the return on invested assets; changes in the funding status of Aon’s various defined benefit pension plans and the impact of any increased pension funding resulting from those changes; rating agency actions that could affect Aon’s ability to borrow funds; fluctuations in exchange and interest rates that could influence revenue and expense; the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions; the impact of any investigations brought by regulatory authorities in the U.S., U.K. and other countries; the cost of resolution of other contingent liabilities and loss contingencies, including potential liabilities arising from error and omissions claims against Aon; the failure to retain and attract qualified personnel; the impact of, and potential challenges in complying with, legislation and regulation in the jurisdictions in which Aon operates, particularly given the global scope of Aon’s  businesses and the possibility of conflicting regulatory requirements across jurisdictions in which Aon does business; the effect of the change in global headquarters and jurisdiction of incorporation, including the reaction of clients, employees and other constituents, the effect of compliance with U.K. regulatory regimes or the failure to realize some of the anticipated benefits; the extent to which Aon retains existing clients and attracts new businesses and Aon’s ability to incentivize and retain key employees; the extent to which Aon manages certain risks created in connection with the various services, including fiduciary and advisory services, among others, that Aon currently provides, or will provide in the future, to clients; the possibility that the expected efficiencies and cost savings from the merger with Hewitt Associates Inc. (“Hewitt”) will not be realized, or will not be realized within the expected time period; the risk that the Aon and Hewitt businesses will not be integrated successfully; Aon’s ability to implement restructuring initiatives and other initiatives intended to yield cost savings, and the ability to achieve those cost savings; the potential of a system or network disruption resulting in operational interruption or improper disclosure of personal data; any inquiries relating to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws and with U.S. and non-U.S. trade sanctions regimes; and Aon’s ability to grow and develop companies that it acquires or new lines of business. Further information concerning Aon and its business, including factors that potentially could materially affect Aon’s financial results, is contained in Aon’s filings with the SEC. See Aon’s Annual Report on Form 10-K and Annual Report to Shareholders for the fiscal year ended December 31, 2011 and our Quarterly Reports on Form 10-Q for the three months ended March 31, 2012, June 30, 2012 and September 30, 2012 and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to Aon’s businesses. Aon does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.